Exhibit 99.1

Harrington West Financial Group, Inc. Receives NASDAQ Notification, Considers Securities Listing Options, and Schedules the Harrington Bank Closing for November 6, 2009

SOLVANG, Calif.--(BUSINESS WIRE)--November 2, 2009--Harrington West Financial Group, Inc. (NASDAQ:HWFG) (the “Company”), the holding company for Los Padres Bank, FSB and its division Harrington Bank, announced today that it had received a NASDAQ Staff Deficiency Letter indicating that it was not in compliance with NASDAQ Listing Rule 5450(b)(1)(C) because the Company’s Market Value of Publicly Held Securities (“MVPHS”) had fallen below $5.0 million for thirty (30) consecutive trading days. The Company has 90 calendar days to correct this deficiency, which grace period will expire on January 25, 2010. If the Company has not corrected the deficiency by the end of the grace period, the Company will receive written notification that its securities are subject to de-listing. The deficiency can be corrected if, at any time during the grace period, the Company’s MVPHS closes at $5.0 million or more for a minimum of ten (10) consecutive business days.

Since approximately 47% of the Company’s common shares are not included in the MVPHS calculation, the Company’s MVPHS is determined on a limited number of shares increasing the difficulty of correcting the deficiency. Accordingly, the Company is evaluating the alternatives for listing or quotation of its common stock including alternatives beyond regaining compliance with the Global Market requirements.

The sale of HWFG’s Harrington Bank division in the Kansas City market to Arvest Bank, consisting of approximately $100 million in loans and other banking assets and $95 million in deposits, at net book value plus a $4.1 million premium is scheduled to close on November 6, 2009. All regulatory approvals and waiting periods have been satisfied. HWFG plans to release its September 2009 quarter financial results during the week of November 9, 2009.

Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division, Harrington Bank. HWFG operates 17 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $152.6 million in assets under management or custody.

This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s ability to comply with the Cease and Desist Orders issued to it and its banking subsidiary by the Office of Thrift Supervision, (ii) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (iii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iv) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (v) the Company's beliefs and expectations concerning future operating results, (vi) the Company’s beliefs and expectations regarding the future performance of the real estate or mortgage markets and its securities portfolio, and (vii) other factors referenced in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Harrington West Financial Group, Inc.
Craig J. Cerny, 480-596-6555
or
For share transfer information contact:
Lisa F. Watkins, 805-688-6644